UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) February 4, 2008

KOPIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 John Hancock Road, Taunton, MA	02780
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (508) 824-6696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Kopin Corporation ("Kopin") filed a Current Report on Form 8-K with the Securities and Exchange Commission on February 7, 2008 (the "Initial Filing"), announcing that the Board of Directors of Nasdaq Stock Market LLC granted additional time to Kopin to regain compliance with Nasdaq rules.

This Amendment No. 1 to the Initial Filing on Form 8-K/A is being filed solely to include the paragraph under the heading "Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing." For the convenience of the reader, the registrant has amended and restated the Initial Filing in its entirety except for the inclusion of the foregoing paragraph. Except as set forth above, no other changes are being made to the Initial Filing.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Kopin Corporation issued a press release on February 7, 2008, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by this reference, in which it announced that on February 4, 2008 The Board of Directors of the NASDAQ Stock Market LLC granted the Company additional time to regain compliance with Nasdaq rules regarding the timely filing of periodic reports with the U.S. Securities and Exchange Commission. The Board instructed the Nasdaq staff to give Kopin until March 17, 2008 to file all delayed periodic reports necessary to regain compliance with the filing requirement outlined in Rule 4310(c)(14). If Kopin has not regained compliance by March 17, 2008, the Board told the Company that its securities will be suspended at the opening of business on March 19, 2008, and a Form 25, notification of removal from listing, will then be filed with the SEC as required by SEC Rule 12d2-2. If Kopin regains compliance with the filing requirement, the Board said the matter will be remanded back to the Listing Qualifications Panel for further consideration of the Company’s failure to solicit proxies and hold its annual meeting as required by Rules 4350(e) and 4350(g).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Kopin Corporation Press Release, dated February 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated:	February 8, 2008	By: /s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)